Exhibit 10.10
THE TJX COMPANIES, INC.
MANAGEMENT INCENTIVE PLAN
Amendment
     Pursuant to Section 17 of The TJX Companies, Inc. Management Incentive Plan (as amended, the “Plan”), the Plan is hereby amended as follows:
1. Section 2(d) is hereby amended to read in its entirety as follows, effective as of September 18, 2009:
“‘Fiscal Year’ shall mean the fifty-two or fifty-three week period ending on the Saturday nearest to the last day of January, and commencing on the Sunday following the Saturday nearest to the last day of January of the preceding calendar year.”
2. The first paragraph of Section 7(a) is hereby amended to read in its entirety as follows, effective for Performance Periods commencing after January 29, 2010 in the case of any award subject to the provisions of Section 21 of the Plan, and otherwise effective to award determinations made after the date hereof:
“Upon completion of each Performance Period, the E.C.C. shall review performance relative to Performance Goals, as adjusted from time to time in accordance with paragraph (b) of Section 6 above, and determine the value of the awards for each Performance Period, subject to the approval of the President of TJX and/or the Chairman of the E.C.C.”
3. Subsection (b) of Section 21 is hereby amended, effective for Performance Periods commencing after January 29, 2010, by replacing “(as determined by the E.C.C. based on advice from its outside auditors)” in clause (ii) and “(as determined by the E.C.C. based on advice from the Company’s outside auditor)” in clause (iii), in each case, with “(as objectively determined by the E.C.C.)”.
     IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this Amendment to be executed in its name and behalf by its officer thereunto duly authorized.

THE TJX COMPANIES, INC.
By:	/s/ Jeffrey G. Naylor
Title:	Chief Financial and Administrative Officer

Dated: February 2, 2010